Exhibit (c)(ix)

July
Projections

Project Ranger
Base Case
Historical and Projected Balance Sheet

Base Case
(FYE April 30; $ in millions)

					Projected FYE 4/30
	Actual	Adjustments		Closing
ASSETS	7/31/01	-	+	7/31/01	2002	2003	2004	2005	2006

Current Assets:

Cash & Marketable Securities	$74.3	$0.0	$0.0	$74.3	$94.6	$115.4	$139.4	$166.9	$197.8

Accounts Receivable	120.2	0.0	0.0	120.2	118.0	119.5	121.0	122.5	124.0

Inventories	84.6	0.0	0.0	84.6	84.0	85.5	87.0	88.5	90.0

Prepaid Expenses	7.5	0.0	0.0	7.5	6.4	6.4	6.4	6.4	6.4

Deferred Income Taxes	12.7	0.0	0.0	12.7	12.8	12.8	12.8	12.8	12.8

Total Current Assets	299.3			299.3	315.8	339.6	366.6	397.1	430.9

Noncurrent Assets:

Net PPE	62.3	0.0	0.0	62.3	61.4	59.9	58.6	57.3	56.0

Deferred Income Tax Benefit	35.5	0.0	0.0	35.5	35.5	35.5	35.5	35.5	35.5

Other Assets	16.6	0.0	0.0	16.6	16.6	16.6	16.6	16.6	16.6

Total Noncurrent Assets	114.3			114.3	113.4	111.9	110.6	109.4	108.0

TOTAL ASSETS	$413.6	$0.0	$0.0	$413.6	$429.2	$451.5	$477.2	$506.4	$539.0

					Projected FYE 4/30
	Actual	Adjustments		Closing
LIABILITIES & EQUITY	7/31/01	-	+	7/31/01	2002	2003	2004	2005	2006

Current Liabilities:

Accounts Payable	$37.7	$0.0	$0.0	$37.7	$38.6	$38.6	$38.6	$38.6	$38.6

Accrued Expenses	24.2	0.0	0.0	24.2	24.8	24.8	24.8	24.8	24.8

Income Taxes Payable	8.6	0.0	0.0	8.6	11.1	11.1	11.1	11.1	11.1

Dividends Payable	1.9	0.0	0.0	1.9	1.9	1.9	1.9	1.9	1.9

Total Current Liabilities	72.4			72.4	76.4	76.4	76.4	76.4	76.4

Long-term Debt:

Notes payable to banks	1.1	0.0	0.0	1.1	0.0	0.0	0.0	0.0	0.0

Retirement & Deferred Compensation	114.6	0.0	0.0	114.6	114.6	114.6	114.6	114.6	114.6

Total Long-term Debt	115.7			115.7	114.6	114.6	114.6	114.6	114.6

TOTAL LIABILITIES	188.1			188.1	191.0	191.0	191.0	191.0	191.0

Net Worth:

Equity — Common	24.6	0.0	0.0	24.6	24.6	24.6	24.6	24.6	24.6

Retained Earnings	526.7	0.0	0.0	526.7	539.4	561.6	587.4	616.6	649.1

Accumulated other comprehensive loss	(51.3)	0.0	0.0	(51.3)	(51.3)	(51.3)	(51.3)	(51.3)	(51.3)

Treasury Stock	(274.4)	0.0	0.0	(274.4)	(274.4)	(274.4)	(274.4)	(274.4)	(274.4)

Total Net Worth	225.5			225.5	238.2	260.5	286.2	315.4	347.9

TOTAL LIABILITIES & EQUITY	$413.6	$0.0	$0.0	$413.6	$429.2	$451.5	$477.2	$506.4	$539.0

Project Ranger
Base Case
Projected Income Statement

Base Case
(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Net Sales	$642.1	$647.2	$669.6	$697.4	$727.2

Cost of Sales	246.1	252.3	263.2	274.6	286.8

Gross Margin (Profit)	396.1	394.9	406.4	422.8	440.4

Marketing and Administrative Expense	350.1	344.5	351.5	363.3	376.8

EBITDA	46.0	50.4	54.9	59.4	63.7

Depreciation & Amortization	14.0	14.1	14.2	14.8	15.4

Operating Income	31.9	36.3	40.7	44.7	48.3

Interest & other income	4.9	6.3	7.6	9.2	10.9

Interest Expense:

Notes payable to banks	1.1	0.0	0.0	0.0	0.0

Total Interest Expense	1.1	0.0	0.0	0.0	0.0

Net Income from Cont. Ops. before Taxes	35.7	42.6	48.3	53.9	59.2

Provision for Income Taxes	13.6	16.2	18.4	20.5	22.5

Net Income from continuing ops.	$22.1	$26.4	$30.0	$33.4	$36.7

Project Ranger
Base Case
Projected Cash Flows Summary

Base Case
(FYE April 30; $ in millions)

	Projected FYE 4/30

	2002	2003	2004	2005	2006

Net Income from continuing ops.	$22.1	$26.4	$30.0	$33.4	$36.7

Non-Cash Adjustments:

Depreciation & Amortization	14.0	14.1	14.2	14.8	15.4

Provision for Losses on Accounts Receivable	0.9	0.0	0.0	0.0	0.0

Deferred income taxes	0.5	0.0	0.0	0.0	0.0

Retirement and Deferred Compensation Plans	0.2	0.0	0.0	0.0	0.0

Other Non-cash Items	(0.3)	0.0	0.0	0.0	0.0

Funds from Operations	37.4	40.5	44.1	48.2	52.1

Working Capital Source (Use):

Accounts Receivable	($4.6)	($1.5)	($1.5)	($1.5)	($1.5)

Inventories	(2.2)	(1.5)	(1.5)	(1.5)	(1.5)

Prepaid Expenses	(0.1)	0.0	0.0	0.0	0.0

Deferred Income Taxes	(0.4)	0.0	0.0	0.0	0.0

Accounts Payable	(2.0)	0.0	0.0	0.0	0.0

Accrued Expenses	0.6	0.0	0.0	0.0	0.0

Income Taxes Payable	2.5	0.0	0.0	0.0	0.0

(Increase) in Net Working Capital	(6.2)	(3.0)	(3.0)	(3.0)	(3.0)

Cash flow from Discontinued Operations	2.7	0.0	0.0	0.0	0.0

Cash from Operations	34.0	37.5	41.1	45.2	49.1

Sales of property, plant and equipment	(0.0)	0.0	0.0	0.0	0.0

Capital Expenditures	12.2	12.6	12.9	13.5	14.0

Other	1.0	0.0	0.0	0.0	0.0

Dividends paid	4.2	4.2	4.2	4.2	4.2

Acquisitions	0.4	0.0	0.0	0.0	0.0

Proceeds from financings	(2.9)	0.0	0.0	0.0	0.0

Net effect of translation on cash	0.7	0.0	0.0	0.0	0.0

Cash Available for Debt Repayment	$18.3	$20.8	$24.0	$27.5	$30.9

Project Ranger

Chemical — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	4/30/01	2002	2003	2004	2005	2006

Sales	$161.6	$164.8	$166.8	$169.5	$166.1	$166.1	$171.7	$177.9	$185.0

Cost of Sales	46.8	47.8	48.9	49.7	48.7	48.7	50.3	52.2	54.2

Gross Profit	114.8	117.0	117.9	119.8	117.4	117.4	121.4	125.7	130.8

Marketing & Administrative Expense	102.1	102.5	103.5	103.2	103.3	101.5	104.6	107.1	111.4

Operating Income	$12.7	$14.5	$14.4	$16.6	$14.1	$15.9	$16.8	$18.6	$19.4

Revenue Growth		2.0%	1.2%	1.6%	(2.0%)	0.0%	3.4%	3.6%	4.0%

Cost of Sales % of Revenue	28.9%	29.0%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%	29.3%

Gross Margin	71.1%	71.0%	70.7%	70.7%	70.7%	70.7%	70.7%	70.7%	70.7%

Marketing Expense % of Revenue	63.2%	62.2%	62.0%	60.9%	62.2%	61.1%	60.9%	60.2%	60.2%

Operating Income % of Revenue	7.9%	8.8%	8.6%	9.8%	8.5%	9.6%	9.8%	10.5%	10.5%

Project Ranger

Plumbmaster — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	4/30/01	2002	2003	2004	2005	2006

Sales	$99.6	$115.7	$118.5	$111.4	$116.2	$121.6	$127.6	$133.5	$139.7

Cost of Sales	60.7	72.0	71.3	67.0	69.9	73.1	76.7	80.3	84.0

Gross Profit	38.8	43.7	47.2	44.4	46.3	48.4	50.8	53.2	55.6

Marketing & Administrative Expense	36.2	38.4	37.0	36.6	39.4	40.0	40.7	42.6	44.5

Operating Income	$2.6	$5.4	$10.2	$7.8	$6.9	$8.4	$10.2	$10.6	$11.1

Revenue Growth		16.2%	2.4%	(6.0%)	4.3%	4.6%	4.9%	4.6%	4.6%

Cost of Sales % of Revenue	61.0%	62.2%	60.2%	60.2%	60.2%	60.2%	60.2%	60.2%	60.2%

Gross Margin	39.0%	37.8%	39.8%	39.8%	39.8%	39.8%	39.8%	39.8%	39.8%

Marketing Expense % of Revenue	36.4%	33.2%	31.2%	32.8%	33.9%	32.9%	31.9%	31.9%	31.9%

Operating Income % of Revenue	2.6%	4.6%	8.6%	7.0%	5.9%	6.9%	8.0%	8.0%	8.0%

Project Ranger

Partsmaster — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	4/30/01	2002	2003	2004	2005	2006

Sales	$35.5	$39.5	$44.0	$43.6	$44.9	$46.3	$47.6	$49.1	$50.5

Cost of Sales	10.9	13.0	14.6	14.5	14.9	15.4	15.8	16.3	16.8

Gross Profit	24.7	26.5	29.4	29.1	30.0	30.9	31.8	32.8	33.7

Marketing & Administrative Expense	19.1	20.8	22.1	24.2	25.5	26.3	27.0	27.9	28.6

Operating Income	$5.6	$5.7	$7.3	$4.9	$4.5	$4.6	$4.8	$4.9	$5.1

Revenue Growth		11.2%	11.2%	(0.9%)	3.0%	3.1%	2.8%	3.2%	2.9%

Cost of Sales % of Revenue	30.6%	32.9%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%	33.2%

Gross Margin	69.4%	67.1%	66.8%	66.8%	66.8%	66.8%	66.8%	66.8%	66.8%

Marketing Expense % of Revenue	53.7%	52.5%	50.2%	55.6%	56.8%	56.9%	56.7%	56.8%	56.7%

Operating Income % of Revenue	15.7%	14.5%	16.6%	11.2%	10.0%	9.9%	10.1%	10.0%	10.1%

Project Ranger

Landmark — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	4/30/01	2002	2003	2004	2005	2006

Sales	$20.8	$28.3	$35.1	$41.9	$44.4	$47.3	$50.6	$54.2	$57.9

Cost of Sales	11.5	15.9	22.1	26.4	28.0	29.8	31.9	34.1	36.5

Gross Profit	9.3	12.4	13.0	15.5	16.4	17.5	18.7	20.1	21.4

Marketing & Administrative Expense	9.8	10.4	11.8	15.3	16.4	16.3	16.2	17.4	18.5

Operating Income	($0.5)	$2.0	$1.2	$0.2	$0.0	$1.2	$2.5	$2.7	$2.9

Revenue Growth		36.0%	24.0%	19.4%	6.0%	6.5%	7.0%	7.1%	6.8%

Cost of Sales % of Revenue	55.4%	56.2%	63.0%	63.0%	63.0%	63.0%	63.0%	63.0%	63.0%

Gross Margin	44.6%	43.8%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%	37.0%

Marketing Expense % of Revenue	47.1%	36.8%	33.6%	36.5%	37.0%	34.5%	32.1%	32.0%	32.0%

Operating Income % of Revenue	(2.5%)	7.0%	3.4%	0.5%	0.0%	2.5%	4.9%	5.0%	5.0%

Project Ranger

RPG — Domestic
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	4/30/01	2002	2003	2004	2005	2006

Sales	$14.2	$15.5	$22.5	$26.2	$30.0	$33.0	$36.3	$39.9	$43.9

Cost of Sales	9.1	9.7	14.0	16.3	18.6	20.5	22.6	24.8	27.3

Gross Profit	5.1	5.7	8.5	9.9	11.4	12.5	13.7	15.1	16.6

Marketing & Administrative Expense	3.5	4.2	5.0	5.8	6.7	7.4	8.0	8.9	9.7

Operating Income	$1.6	$1.6	$3.6	$4.1	$4.7	$5.1	$5.7	$6.2	$6.9

Revenue Growth		8.9%	45.3%	16.4%	14.5%	10.0%	10.0%	9.9%	10.0%

Cost of Sales % of Revenue	64.2%	62.9%	62.2%	62.2%	62.2%	62.2%	62.2%	62.2%	62.2%

Gross Margin	35.8%	37.1%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%	37.8%

Marketing Expense % of Revenue	24.6%	26.9%	22.0%	22.2%	22.2%	22.4%	22.1%	22.3%	22.1%

Operating Income % of Revenue	11.2%	10.2%	15.8%	15.6%	15.7%	15.5%	15.7%	15.5%	15.7%

Project Ranger

Western Europe
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	2/28/01	2002	2003	2004	2005	2006

Sales	$216.7	$218.9	$199.7	$163.9	$148.4	$139.5	$139.5	$143.7	$148.0

Cost of Sales	40.4	42.2	38.8	31.9	28.8	27.1	27.1	27.9	28.8

Gross Profit	176.3	176.7	160.9	132.0	119.6	112.4	112.4	115.8	119.2

Marketing & Administrative Expense	142.5	147.6	133.3	108.0	100.3	92.9	92.9	95.7	98.5

Operating Income	$33.8	$29.1	$27.5	$24.0	$19.3	$19.5	$19.5	$20.1	$20.7

Revenue Growth		1.0%	(8.8%)	(17.9%)	(9.5%)	(6.0%)	0.0%	3.0%	3.0%

Cost of Sales % of Revenue	18.6%	19.3%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%	19.4%

Gross Margin	81.4%	80.7%	80.6%	80.6%	80.6%	80.6%	80.6%	80.6%	80.6%

Marketing Expense % of Revenue	65.7%	67.4%	66.8%	65.9%	67.6%	66.6%	66.6%	66.6%	66.6%

Operating Income % of Revenue	15.6%	13.3%	13.8%	14.6%	13.0%	14.0%	14.0%	14.0%	14.0%

Project Ranger

Eastern Europe
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	2/28/01	2002	2003	2004	2005	2006

Sales	$28.1	$31.5	$27.3	$28.0	$27.3	$27.6	$28.4	$29.3	$30.1

Cost of Sales	5.8	7.2	6.3	6.4	6.3	6.3	6.5	6.7	6.9

Gross Profit	22.3	24.3	21.0	21.6	21.0	21.2	21.9	22.5	23.2

Marketing & Administrative Expense	13.4	15.1	13.7	15.3	14.9	15.7	16.5	17.2	17.8

Operating Income	$8.9	$9.3	$7.3	$6.3	$6.1	$5.5	$5.4	$5.3	$5.4

Revenue Growth		12.4%	(13.5%)	2.6%	(2.5%)	1.0%	3.0%	3.0%	3.0%

Cost of Sales % of Revenue	20.6%	22.9%	23.0%	23.0%	23.0%	23.0%	23.0%	23.0%	23.0%

Gross Margin	79.4%	77.1%	77.0%	77.0%	77.0%	77.0%	77.0%	77.0%	77.0%

Marketing Expense % of Revenue	47.7%	47.8%	50.2%	54.5%	54.6%	57.0%	58.0%	58.9%	59.1%

Operating Income % of Revenue	31.7%	29.3%	26.8%	22.5%	22.3%	19.9%	19.0%	19.0%	19.0%

Project Ranger

Latin America
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	2/28/01	2002	2003	2004	2005	2006

Sales	$39.4	$36.8	$33.4	$36.2	$37.3	$38.4	$39.6	$40.7	$42.0

Cost of Sales	9.8	9.5	8.4	9.1	9.4	9.6	9.9	10.2	10.5

Gross Profit	29.6	27.2	25.0	27.1	27.9	28.8	29.6	30.5	31.4

Marketing & Administrative Expense	25.4	24.9	22.4	24.4	25.3	26.1	26.8	27.5	28.3

Operating Income	$4.2	$2.3	$2.6	$2.7	$2.6	$2.7	$2.8	$3.0	$3.1

Revenue Growth		(6.6%)	(9.2%)	8.5%	3.0%	3.0%	3.0%	3.0%	3.0%

Cost of Sales % of Revenue	24.8%	25.9%	25.1%	25.1%	25.1%	25.1%	25.1%	25.1%	25.1%

Gross Margin	75.2%	74.1%	74.9%	74.9%	74.9%	74.9%	74.9%	74.9%	74.9%

Marketing Expense % of Revenue	64.5%	67.8%	67.2%	67.5%	67.9%	67.9%	67.8%	67.5%	67.5%

Operating Income % of Revenue	10.7%	6.3%	7.7%	7.5%	7.0%	7.0%	7.1%	7.4%	7.4%

Project Ranger

Asia
Historical and Projected Income Statement

(FYE April 30; $ in millions)

				12 months
	Historical			ended	Projected

	1998	1999	2000	2/28/01	2002	2003	2004	2005	2006

Sales	$29.6	$23.5	$27.0	$28.9	$27.5	$27.5	$28.3	$29.1	$30.0

Cost of Sales	6.7	5.7	6.5	6.9	6.6	6.6	6.8	7.0	7.2

Gross Profit	22.8	17.8	20.5	22.0	20.9	20.9	21.5	22.2	22.8

Marketing & Administrative Expense	22.0	17.8	16.4	19.0	18.3	18.3	18.8	19.1	19.3

Operating Income	$0.8	($0.0)	$4.1	$3.0	$2.6	$2.6	$2.7	$3.1	$3.5

Revenue Growth		(20.6%)	14.9%	7.1%	(5.0%)	0.0%	3.0%	3.0%	3.0%

Cost of Sales % of Revenue	22.8%	24.2%	23.9%	23.9%	23.9%	23.9%	23.9%	23.9%	23.9%

Gross Margin	77.2%	75.8%	76.1%	76.1%	76.1%	76.1%	76.1%	76.1%	76.1%

Marketing Expense % of Revenue	74.4%	75.9%	60.8%	65.7%	66.6%	66.6%	66.5%	65.5%	64.4%

Operating Income % of Revenue	2.8%	(0.0%)	15.3%	10.4%	9.5%	9.5%	9.5%	10.6%	11.7%